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                                                                    Exhibit 10.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of March 16, 2004 (the "Amendment") by and among Commonwealth Energy Corporation, a California corporation (the "Company"), and Ian B. Carter ("Employee").

     WHEREAS, the parties entered into a certain Employment Agreement dated as of January 1, 2000, as amended by an Addendum to Employment Agreement dated as of November 1, 2000 (collectively, the "Employment Agreement," the defined terms of which shall be used in this Amendment unless otherwise defined herein);

     WHEREAS, the parties now desire to amend the Employment Agreement to modify certain of the terms thereof;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Amendment of Paragraph 3.2(a). Paragraph 3.2(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) Bonus Upon Sale of Assets or Control of the Company. If during the term of the Agreement (i) all or substantially all of the assets of the Company or more than fifty percent (50%) of the issued and outstanding voting shares of the Company are, in any transaction or series of transactions, acquired by any one person or entity not then affiliated with the Company, or (ii) control of the Company is taken over by a group of shareholders when no significant change of ownership has taken place, or
     (iii) a liquidity event such as a merger, acquisition, strategic alliance or any other event that could bring substantial capital into the company and any of these events listed require that the Employee be terminated, leave the company, replaced or any other event that no longer allows or requires the Employee to remain with the Company, then the Company shall pay to the Employee a bonus equal to three (3) times the Employee's Annual Compensation (for purposes of this Paragraph 3.2(a), "Annual Compensation" shall be defined as the sum of the Employee's then-current Base Salary and the average of the two (2) highest bonuses paid to the Employee by the Company) plus the amount of I.R.S. Code 280 G taxes payable by the Employee. In addition, all stock options referred to in this Agreement, whether earned or unearned, shall be deemed to be valued at two (2) times the then aggregate price value of the Company's capital stock (See Paragraph 3.9). The bonus shall be paid to the Employee and the options purchased from the Employee prior to the Closure date of such an event taking place. The bonus shall be payable to the Employee whether or not the Employee elects to terminate this Agreement pursuant to Paragraph 7.3 below."

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     2. Amendment of Paragraph 7.3. Paragraph 7.3 of the Employment Agreement is
hereby amended and restated in its entirety to read as follows:

          "7.3 Termination by Employee for Cause. Employee may terminate this Agreement only for cause, which shall be limited to any one of the following:

          "(a) The sale of all or substantially all of the Company's assets to a person unaffiliated with the Company or the occurrence of a Change of Control, in either case without Employee's prior written consent, which consent may be given or withheld by Employee in his sole and arbitrary discretion.

          "(b) The Company's material breach of any of the terms and conditions of this Agreement, provided that termination pursuant to this subsection
     (b) shall not constitute a valid termination for cause unless the Board shall have first received written notice from Employee stating with specificity the nature of such material breach and affording the Company at least thirty (30) days to cure the material breach alleged.

          "Upon any termination of this Agreement by Employee for cause, Employee shall not be required to render or to provide any further services pursuant to this Agreement and shall be entitled to receive in one lump sum within fifteen (15) days following notice of such termination, a termination payment equal, in the case of termination under (a) above, three (3) times the Employee's Annual Compensation (as defined in Paragraph 3.2(a) of this Agreement) and equal, in the case of termination under (b) above, to the monetary value (not discounted to present value) of all of the compensation, including all the options, and other benefits payable to Employee pursuant to this Agreement for the remainder of the term hereof. Such compensation shall be in addition to, and not in lieu of, any other damages to which Employee may otherwise be entitled."

     3. Effect of Amendment. Except as specifically amended herein, the Employment Agreement shall remain in full force and effect without any other changes, amendments or modifications.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Further Acts. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Amendment.

     6. Entire Agreement. This Amendment and the Employment Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the subject matter of the Employment Agreement, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"Company"                              COMMONWEALTH ENERGY CORPORATION



                                       By: /s/ ROBERT C. PERKINS
                                           -------------------------------------
                                       Name:  Robert C. Perkins
                                       Title: Chairman of the Compensation
                                              Committee


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


"Employee"                             /s/ IAN B. CARTER
                                       -----------------------------------------
                                       Ian B. Carter


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